Exhibit 5.2
February 20, 2009
Digital River, Inc.
9625 West 76th Street
Eden Prairie, Minnesota 55344
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Digital River, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as defined below) other than as expressly stated in this opinion letter.
     You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering and sale by the Company of:
•	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•	senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under an Indenture (the “Senior Indenture”) to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a form of which is filed as Exhibit 4.5 to the Registration Statement;

•	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued under an Indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company and the Trustee, a form of which is filed as Exhibit 4.6 to the Registration Statement; and

•	warrants (“Warrants”) to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities, which may be issued pursuant to a warrant agreement to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a bank or trust company as warrant agent.
The Indentures and the Debt Securities are referred to herein collectively as the “Transaction Documents”.
     For purposes of this opinion letter, we have examined copies of the following documents:
1.	the form of the Registration Statement;

2.	the form of the Senior Indenture;

3.	the form of the Subordinated Indenture; and

4.	such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.
     This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.
     For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws (other than tax, antitrust, usury, insolvency, fraudulent conveyance transfer laws, blue sky and securities laws, as to which we express no opinion) of the State of New York as applied by courts located in New York; and we express no opinion as to the law of any other jurisdiction. We express no opinion whatsoever as to the compliance or noncompliance by any person with any antifraud or information delivery provision of any state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion herein.
     Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:
     (a) We have assumed for purposes of this opinion (i) that each of the parties to the Transaction Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) that each of the parties to the Transaction Documents has the requisite power and authority to execute and deliver and to perform its obligations under these Transaction Documents, (iii) that the Transaction Documents will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company, enforceable against them in accordance with their respective terms, and (iv) that the status of the Transaction Documents as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     (b) The enforcement of any obligation of the Company, or any other person, whether under any of the Transaction Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ rights).
     (c) The enforcement of the rights of any person may in all cases be subject to general principles of equity, including, without limitation, concepts of materiality and reasonableness, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.
     (d) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to:
(i)	waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;

(ii)	waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;

(iii)	waivers of any applicable defenses, setoffs, recoupments, or counterclaims;

(iv)	the granting of any power of attorney or of any proxy to any person;

(v)	exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;

(vi)	waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law; or

(vii)	the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture”.
     (e) We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth above, we are of the opinion that when (i) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Very truly yours,
/s/ Bingham McCutchen LLP
BINGHAM McCUTCHEN LLP